                                                                    Exhibit 10.1

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         This Amendment No. 1 to Employment Agreement, dated as of November 17,
2004 ("Amendment No. 1"), amends the Employment Agreement, dated September 24,
2001(the "Initial Employment Agreement"), between Sarah L. Eames (the
"Executive") and Allied Healthcare International Inc., a New York corporation
(the "Company").

         WHEREAS, pursuant to the Initial Employment Agreement, the Executive has been serving as the Chief Operating Officer and President of the Company;

         WHEREAS, on January 15, 2004, the Executive also became the Chief
Executive Officer of the Company;

         WHEREAS, the Executive and the Company desire to amend the Initial
Employment Agreement in the manner hereinafter set forth;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Section 1 of the Initial Employment Agreement is hereby amended to read in its entirety as follows:

              SERVICES. The Company hereby agrees to employ you, and you hereby agree to be employed by the Company, on the terms and conditions hereinafter set forth. You will serve as Executive Vice President of the Company, and will render such services and perform such duties for the Company and its direct and indirect subsidiaries (collectively, with the Company, the "Company Group") as the Chief Executive Officer
         of the Company (the "CEO") or the Board of Directors may from time to time reasonably assign to you. You will, in addition, hold such offices, directorships and other positions with the Company Group to which you may from time to time be elected or appointed. Your authority shall be subject at all times to the direction and control of the Board of Directors and the CEO, and to the discretion of the Board of
         Directors to determine the policies of the Company Group. You agree to serve the Company Group to the best of your ability and to devote substantially all of your working time, attention, energy and skills exclusively to the business and affairs of the Company Group and to the promotion and advancement of its interests.

              2. Section 2(a) of the Initial Employment Agreement is hereby amended to read in its entirety as follows:

              (a) During your employment hereunder, you shall receive a base salary at the rate of Two Hundred Thousand Dollars ($200,000) per annum payable in accordance with the Company's normal payroll practices.

         3. Section 3(a)(i) of the Initial Employment Agreement is hereby amended to read in its entirety as follows:

              (i) Subject to the occurrence of a Termination Event (as defined below), your employment under this Agreement shall be effective for a period of time (the "Term") starting on the date of the Initial
         Employment Agreement and continuing until May 17, 2006.

         4. Section 3(a)(ii) of the Initial Employment Agreement is hereby amended by deleting clause (E) thereof.

         5. In Section 3(c) of the Initial Employment Agreement and in the
introductory paragraph of the Initial Employment Agreement, the words "President and Chief Operating Officer" of the Company are hereby replaced with the words
"Executive Vice President" wherever they appear.

         6. Section 8 of the Initial Employment Agreement is hereby amended to read in its entirety as follows:

         8. SEVERANCE COMPENSATION. In the event your employment is terminated by the Company for any reason whatsoever (other than your death or disability or the termination of your employment for "cause"), or if at any time during the Term of this Agreement you terminate your employment for "good reason," then (i) all stock options you hold in the Company's common stock or the securities of its subsidiaries shall vest immediately; (ii) you shall be entitled to receive your salary, as set forth in Section 2(a), through the end of the Term, payable in accordance with the Company's normal payroll practices; and (ii) the
         Company shall provide to you for a period of twelve (12) months following the date of termination, at the expense of the Company, the
         Company benefits to which you have been entitled immediately prior to the date of termination, provided that if at any time during such twelve (12) month period, you become entitled to or otherwise obtain some or all of such benefits, then the obligation of the Company to provide you with those benefits shall immediately cease.

         7. The third paragraph of Section 9 of the Initial Employment Agreement is hereby amended to read in its entirety as follows:

         With a copy to:
         Brown Raysman Millstein Felder & Steiner LLP
         905 Third Avenue
         New York, New York 10022
         Attention:  Leslie J. Levinson, Esq.

         8. The Executive affirms that the representations and warranties set forth in Section 7 of the Initial Employment Agreement are true and correct, as if made as of the date of this Amendment No. 1.

         9. Except as amended hereby, the Initial Employment Agreement shall remain in full force and effect.

         10. Nothing contained in this Amendment No. 1 shall (a) effect or impair the right of the Executive to receive the special compensation of
$1,000,000 granted to her by the Board of Directors on November 16, 2004 for
past services rendered to the Company or (b) effect or impair the rights and obligations of the parties under that certain Deed of Restrictive Covenants, dated _________ 1999, between the Executive and Transworld Healthcare UK,
Limited (now known as Allied Healthcare Holdings Limited).

         [The remainder of this page has intentionally been left blank.]

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date set forth above.

                                          ALLIED HEALTHCARE INTERNATIONAL INC.

                                          By: /s/ Timothy M. Aitken
                                              ----------------------------------
                                              Name:
                                              Title:
/s/ Charles Murphy
------------------------
Witness

                                          SARAH L EAMES

                                          /s/ Sarah L. Eames
                                          ----------------------------------

/s/ Charles Murphy
------------------------
Witness